EXHIBIT 23.2


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form S-1 of our reports dated July 1, 1995 and July 12, 1995 of our examination of the financial statements of Venturecap, Inc.

We also consent to the reference to our firm under the caption "Experts".

                                              /s/ Duane V. Midgley
                                                  Duane V. Midgley
Certified Public Accountant
January 9, 1997